Exhibit 99.1

The ONE Group Reports First Quarter 2021 Financial Results

Revenues Increase 24.0% vs. 2020 and Domestic Same Store Sales Increased 23.5% vs. 2020 and 3.3% vs. 2019

April Domestic Same Store Sales Increase 32.2% vs. 2019

Denver, CO – (BUSINESS WIRE) – May 11, 2021 - The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the first quarter ended March 31, 2021.

Highlights for the first quarter ended March 31, 2021 compared to the same period last year are as follows:

●	Total GAAP revenues increased 24.0% to $50.5 million from $40.7 million.
●	GAAP net income attributable to The ONE Group was slightly positive, or $0.00 net income per share ($0.05 adjusted net income per share)****, compared to GAAP net loss of $4.6 million, or $0.16 net loss per share ($0.13 adjusted net loss per share)****. GAAP net income attributable to The ONE Group during the first quarter 2021 included $1.6 million of incremental costs related to COVID-19.
●	Adjusted EBITDA** increased 312% to $6.5 million from $1.6 million.

Sales Highlights for the first quarter ended March 31, 2021 and April 2021 compared to the same period in 2019 are as follows:

●	Consolidated comparable sales* increased 3.3% for the quarter and 32.2% for the month of April.
●	Comparable sales* for STK increased 1.9% for the quarter and 47.4% for the month of April.
●	Comparable sales* for Kona Grill increased 4.6% and 18.6% for the month of April.

“The improvement in our comparable sales trend clearly demonstrates that as dining capacity increases and vaccinations are rolled out, guests are eager to join us for in-person VIBE dining experiences. Although there are still many restrictions still imposed on us by local mandates, we have already surpassed 2019 comparable sales in the first quarter, experienced an acceleration in April, and expect continued improvement as restrictions lift and our operational, marketing, and culinary initiatives continue to be effective. We sincerely thank our teammates for ensuring our operational readiness during this recovery period and for properly serving our guests while following strict health and safety protocols. Our team is also effectively managing costs by adhering to the cost-saving measures we implemented last year that are enabling us to deliver record restaurant-level margins. In doing so, we are maximizing our Adjusted EBITDA opportunity relative to the robust growth on our top-line,” said Emanuel “Manny” Hilario, President and CEO of The ONE Group.

*Comparable sales represent total U.S. food and beverage sales at owned and managed units opened for at least a full 18-month period. This measure includes total revenue from our owned and managed locations. Two-year comparable sales relates to the comparison of comparable sales for the period of 1/1/2021 through 3/31/2021 to the period of 1/1/2019 through 3/31/2019 and for the period of 4/1/2021 through 4/30/2021 to the period of 4/1/2019 through 4/30/2019.  The Company monitors sales growth at its established restaurant base in addition to growth that results from restaurant acquisitions; the Company has presented two-year comparable sales to illustrate how sales at its restaurant base before the COVID-19 pandemic compare to sales as COVID-19 restrictions have eased and the Company has begun to recover lost sales.

** Adjusted EBITDA. We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses including incremental costs related to COVID-19, stock-based compensation and certain transactional costs. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Adjusted EBITDA to Net Income in this release.

First Quarter 2021 Financial Results:

Total GAAP revenues increased 24.0% to $50.5 million in the first quarter of 2021 from $40.7 million in the first quarter of 2020.

Total owned restaurant net revenues increased 27.5% to $49.2 million in the first quarter of 2021 from $38.6 million in the first quarter of 2020. The increase in revenue is primarily attributable to strong sales momentum as state and local governments continue to ease seating capacity restrictions in the markets in which the Company operates. Comparable restaurant sales increased 23.5% in the first quarter of 2021.

Management, license and incentive fee revenues were $1.3 million in the first quarter of 2021 compared to $2.2 million in the first quarter of 2020. Management and license fee revenue decreased primarily as a result of temporary closures and limited in-person seating at the Company’s managed locations due to COVID-19 prevention measures.

Restaurant Operating Profit*** was $9.3 million, or 18.8% of company-owned restaurant net revenues, in the first quarter of 2021 compared to $1.9 million, or 5.0% of company-owned restaurant net revenues, in the first quarter of 2020. The 1,380 basis point improvement was primarily driven by the higher sales and strong management of operating costs coupled with menu development and optimization as restaurants re-opened.

GAAP net income attributable to The ONE Group Hospitality, Inc. in the first quarter of 2021 was $70,000, or $0.00 per share, compared to GAAP net loss of $4.6 million, or $0.16 net loss per share, in the first quarter of 2020. First quarter 2021 net income included $1.6 million of incremental costs related to COVID-19.

Adjusted Net Income**** attributable to The ONE Group Hospitality, Inc. in the first quarter of 2021 was $1.6 million, or $0.05 per share, compared to adjusted net loss of $3.6 million, or $0.13 net loss per share, in the first quarter of 2020.

Adjusted EBITDA** increased to $6.5 million in the first quarter of 2021 from $1.6 million in the first quarter of 2020.

As of March 31, 2021, the Company had $28.4 million in cash and cash equivalents, $47.3 million in term loan debt, and $10.7 million available on its revolving credit facility, subject to restrictions.

***Restaurant Operating Profit. We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses. Restaurant Operating Profit has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Restaurant Operating Profit to Operating income (Loss) in this release.

****Adjusted Net Income (Loss). We define Adjusted Net Income as net income before COVID-19 costs, one-time stock based compensation and the income tax effect of the adjustment. Adjusted Net Income has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Adjusted Net Income to Net Income (Loss) in this release.

In-Person Dining Capacity

●	January: 41%
●	February: 46%
●	March: 60%
●	April: 65%

2021-2022 Restaurant Development

The Company intends to open thirteen new venues between 2021 and 2022. There are currently three STK restaurants and four managed F&B venues under construction.

Location	Type	Opening Date
STK Scottsdale	Domestic Managed STK	January 4, 2021
STK Los Cabos Airport – Mexico	International Licensed STK	May 1, 2021
Bao Yum – London, UK	Food & Beverage Managed Venue	May 4, 2021

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer, and Tyler Loy, Chief Financial Officer, will host a conference call and webcast today at 4:30PM Eastern Time.

The conference call can be accessed live over the phone by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 1-412-317-6671; the passcode is 13719743. The replay will be available until May 25, 2021.

The webcast can be accessed from the Investor Relations tab of The ONE Group’s website at www.togrp.com under “News / Events”.

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is a global hospitality company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both in the U.S. and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands and operations are:

●	STK, a modern twist on the American steakhouse concept with 21 restaurants in major metropolitan cities in the U.S., Europe and the Middle East, featuring premium steaks, seafood and specialty cocktails in an energetic upscale atmosphere; and,
●	Kona Grill, a polished casual, bar-centric grill concept with 24 restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.
●	ONE Hospitality, The ONE Group’s food and beverage hospitality services business, develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos currently operating 12 venues in the U.S. and Europe.

Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) the effects of the COVID-19 pandemic on our business, including government restrictions on our ability to operate our restaurants and changes in customer behavior, and our ability to re-hire employees; (2) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (3) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (4) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (5) changes in applicable laws or regulations; (6) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Kate Ottavio Kent

(203) 682-8276

Kate.OttavioKent@icrinc.com

THE ONE GROUP HOSPITALITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except earnings per share and related share information)

	For the three months ended March 31,
	2021	2020
Revenues:
Owned restaurant net revenue	$49,168	$38,557
Management, license and incentive fee revenue	1,314	2,162
Total revenues	50,482	40,719
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales	12,001	10,113
Owned restaurant operating expenses	27,906	26,499
Total owned operating expenses	39,907	36,612
General and administrative (including stock-based compensation of $1,022 and $338 for the three months ended March 31, 2021 and 2020 respectively)	5,174	3,397
Depreciation and amortization	2,699	2,440
COVID-19 related expenses	1,557	1,348
Transaction costs	—	1,095
Lease termination expenses	187	179
Pre-opening expenses	101	—
Other income, net	—	(1)
Total costs and expenses	49,625	45,070
Operating income (loss)	857	(4,351)
Other expenses, net:
Interest expense, net of interest income	1,246	1,175
Total other expenses, net	1,246	1,175
Loss before benefit for income taxes	(389)	(5,526)
Benefit for income taxes	(329)	(653)
Net loss	(60)	(4,873)
Less: net loss attributable to noncontrolling interest	(130)	(274)
Net income (loss) attributable to The One Group Hospitality, Inc.	$70	$(4,599)

Net income (loss) attributable to The ONE Group Hospitality, Inc. per share:
Basic net income (loss) per share	$—	$(0.16)
Diluted net income (loss) per share	$—	$(0.16)

Shares used in computing basic income (loss) per share	29,168,576	$28,636,325
Shares used in computing diluted income (loss) per share	32,031,479	$28,636,325

The following table sets forth certain statements of operations data as a percentage of total revenues for the periods indicated. Certain percentage amounts may not sum to total due to rounding.

For the three months ended March 31,
	2021	2020
Revenues:
Owned restaurant net revenue	97.4%	94.7%
Management, license and incentive fee revenue	2.6%	5.3%
Total revenues	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales (1)	24.4%	26.2%
Owned restaurant operating expenses (1)	56.8%	68.7%
Total owned operating expenses (1)	81.2%	95.0%
General and administrative (including stock-based compensation of 2.0% and 0.8% for the three months ended March 31, 2021 and 2020, respectively)	10.2%	8.3%
Depreciation and amortization	5.3%	6.0%
COVID-19 related expenses	3.1%	3.3%
Transaction costs	—%	2.7%
Lease termination expenses	0.4%	0.4%
Pre-opening expenses	0.2%	—%
Other income, net	—%	—%
Total costs and expenses	98.3%	110.7%
Operating income (loss)	1.7%	(10.7)%
Other expenses, net:
Interest expense, net of interest income	2.5%	2.9%
Total other expenses, net	2.5%	2.9%
Loss before benefit for income taxes	(0.8)%	(13.6)%
Benefit for income taxes	(0.7)%	(1.6)%
Net loss	(0.1)%	(12.0)%
Less: net loss attributable to noncontrolling interest	(0.2)%	(0.7)%
Net income (loss) attributable to The One Group Hospitality, Inc.	0.1%	(11.3)%

(1)	These expenses are being shown as a percentage of owned restaurant net revenue.

THE ONE GROUP HOSPITALITY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	March 31,	December 31,
	2021	2020
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$28,435	$24,385
Accounts receivable	4,628	5,777
Inventory	2,490	2,490
Other current assets	2,157	1,348
Due from related parties	376	376
Total current assets	38,086	34,376

Property and equipment, net	67,924	67,344
Operating lease right-of-use assets	79,830	80,960
Deferred tax assets, net	12,877	13,226
Intangibles, net	16,110	16,313
Other assets	2,595	2,446
Security deposits	901	904
Total assets	$218,323	$215,569

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,997	$7,404
Accrued expenses	18,586	15,684
Deferred license revenue	208	207
Deferred gift card revenue and other	1,682	1,990
Current portion of operating lease liabilities	4,971	4,817
Current portion of CARES Act Loans	16,247	10,057
Current portion of long-term debt	548	588
Total current liabilities	50,239	40,747

Deferred license revenue, long-term	900	953
Operating lease liabilities, net of current portion	97,373	98,569
CARES Act Loans, net of current portion	2,067	8,257
Long-term debt, net of current portion	45,050	45,064
Total liabilities	195,629	193,590

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 29,627,482 and 29,083,183 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	47,522	46,538
Accumulated deficit	(20,646)	(20,716)
Accumulated other comprehensive loss	(2,664)	(2,646)
Total stockholders’ equity	24,215	23,179
Noncontrolling interests	(1,521)	(1,200)
Total equity	22,694	21,979
Total liabilities and equity	$218,323	$215,569

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, Adjusted EBITDA, Restaurant Operating Profit and Adjusted Net Income (Loss).

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the three months ended March 31,
	2021	2020
	(unaudited)	(unaudited)
Owned restaurant net revenue (1)	$49,168	$38,557
Management, license and incentive fee revenue	1,314	2,162
GAAP revenues	$50,482	$40,719

Food and beverage sales from managed units (1)	11,037	21,548

Total food and beverage sales at owned and managed units	$60,205	$60,105

(1)	Components of total food and beverage sales at owned and managed units.

The following table presents the elements of the quarterly Same Store Sales measure for 2019, 2020 and 2021:

	2019				2020				2021
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
US STK Owned Restaurants	10.4%	7.8%	8.1%	7.6%	-12.9%	-79.7%	-20.6%	-16.4%	38.6%
US STK Managed Restaurants	5.0%	3.6%	12.2%	12.6%	-12.5%	-85.3%	-31.9%	-32.2%	-19.5%
US STK Total Restaurants	8.6%	6.4%	9.3%	8.9%	-12.8%	-81.4%	-24.2%	-20.7%	20.8%
Kona Grill Total Restaurants	—	—	—	3.9%	-15.5%	-52.8%	-7.3%	-8.0%	26.6%
Combined Same Store Sales	8.6%	6.4%	9.3%	6.5%	-14.1%	-66.7%	-15.6%	-14.8%	23.5%

Adjusted EBITDA. We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses, stock-based compensation, COVID-19 related expense and certain transactional costs. Not all the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	For the three months ended March 31,
	2021	2020
Net income (loss) attributable to The One Group Hospitality, Inc.	$70	$(4,599)
Net loss attributable to noncontrolling interest	(130)	(274)
Net loss	(60)	(4,873)
Interest expense, net of interest income	1,246	1,175
Benefit for income taxes	(329)	(653)
Depreciation and amortization	2,699	2,440
EBITDA	3,556	(1,911)
COVID-19 related expenses	1,557	1,348
Transaction costs (1)	—	1,095
Stock-based compensation	1,022	338
Lease termination expense (2)	187	179
Non-cash rent expense (3)	23	136
Pre-opening expenses	101	—
Adjusted EBITDA	6,446	1,185
Adjusted EBITDA attributable to noncontrolling interest	(53)	(391)
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$6,499	$1,576

(1)	Primarily transaction and integration costs incurred with the Kona Grill acquisition and subsequent integration activities and internal costs associated with capital raising activities, most recently the Goldman Sachs Credit Agreement.
(2)	Lease termination expense are costs associated with closed, abandoned and disputed locations or leases.
(3)	Non-cash rent expense is included in owned restaurant operating expenses and general and administrative expense on the consolidated statements of operations and comprehensive (loss) income.

Restaurant Operating Profit. We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses.

We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance, and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to our competitors. We use these metrics to facilitate a comparison of our operating performance on a consistent basis from period to period, to analyze the factors and trends affecting our business and to evaluate the performance of our restaurants.

The following table presents a reconciliation of Operating income (loss) to Restaurant Operating Profit for the period indicated (in thousands):

	For the three months ended March 31,
	2021	2020
Operating income (loss) as reported	$857	$(4,351)
Management, license and incentive fee revenue	(1,314)	(2,162)
General and administrative	5,174	3,397
Depreciation and amortization	2,699	2,440
Transaction costs	—	1,095
COVID-19 related expenses	1,557	1,348
Lease termination expense	187	179
Pre-opening expenses	101	—
Other income, net	—	(1)
Restaurant Operating Profit	$9,261	$1,945

Restaurant Operating Profit as a Percentage of Owned Restaurant Net Revenue	18.8%	5.0%

Adjusted Net Income (Loss). We define Adjusted Net Income as net income before COVID-19 costs, one-time stock based compensation and acceleration and the income tax effect of the adjustment.

We believe that Adjusted Net Income is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain one-time expenses that are not reflective of the underlying business performance. Adjusted Net Income is included in this press release because it is a key metric used by management, and we believe that it provides useful information facilitating performance comparisons from period to period. Adjusted Net Income has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

	For the three months ended March 31,
	2021	2020
Net income (loss) attributable to The One Group Hospitality, Inc.	$70	$(4,599)
Adjustments
COVID-19 related expenses	1,557	1,348
Accelerated stock compensation	485	—
Adjusted net income before taxes	2,112	(3,251)
Income tax effect on adjustments(1)	(270)	(383)
Impact of excluding certain discrete income tax items	(277)	15
Adjusted net income (loss) attributable to The One Group Hospitality, Inc.	$1,565	$(3,619)

Adjusted net income per share: Basic	$0.05	$(0.13)
Adjusted net income per share: Diluted	$0.05	$(0.13)

Shares used in computing basic income (loss) per share	29,168,576	28,636,325
Shares used in computing diluted income (loss) per share	32,031,479	28,636,325

(1)	Reflects the tax expense associated with the adjustments for the thirteen weeks ended March 31, 2021 and March 31, 2020. The Company uses its estimated effective tax rate for the current year and its actual effective tax rate for the previous year.